Exhibit 99.1

          Akeena Solar Announces First Quarter 2007 Results

    - First Quarter 2007 Revenue Reaches $6.3 Million, Up 152% over
                         First Quarter 2006 -

  - Raises Revenue Guidance to 135 Percent Annual Growth Over 2006 -


    LOS GATOS, Calif.--(BUSINESS WIRE)--May 14, 2007--Akeena Solar, Inc. (OTCBB:AKNS), a leading designer and installer of solar power systems, today announced results for the first quarter ended March 31, 2007.

    Net sales for the first quarter of 2007 were $6.3 million, an increase of 152 percent, compared to $2.5 million in net sales in the first quarter of 2006. Gross profit for the first quarter 2007 was $1.5 million or 24 percent of sales, compared to $568,000 or 23 percent of sales in the first quarter of 2006. Net loss for the first quarter of 2007 was $933,000, or $0.06 per share, compared to net income of $20,000, or less than a penny per share, in the first quarter of 2006. Installations for the quarter were approximately 830 kilowatts, compared to approximately 320 kilowatts for the same period last year.

    Barry Cinnamon, CEO of Akeena, stated, "With five new offices opened up in the last nine months, we are steadily expanding our footprint throughout California, which is the largest solar power market in the United States. The impact of our expansion strategy combined with favorable first quarter weather delivered strong top-line results. We generated revenue of $6.3 million this quarter, delivering over 150 percent growth compared to the first quarter last year. 2007 is progressing even better than we expected. Therefore, we now expect revenue of approximately $31 million for 2007, a growth rate of 135 percent compared to 2006."

    David "Lad" Wallace, CFO, commented, "We are implementing our plan to fuel revenue growth and support our expansion strategy. During the quarter, we raised approximately $4.1 million of gross proceeds and used the proceeds to repay debt and to opportunistically increase inventories at a lower cost basis. In addition, we incurred $112,000 in research and development expenses, $100,000 in costs associated with financing activities and $300,000 in costs associated with opening new locations. At March 31, 2007, we closed the quarter with $400,000 in available cash and $1.7 million available under our line of credit."

    Recent Corporate Highlights



-- Established an advisory board in March to guide management on strategic, economic, and political opportunities. Members include Joe Abrams, consultant, and Steve Westly, CEO and founder of The Westly Group and former controller and CFO of the State of California.
-- Raised approximately $4.1 million of gross proceeds in a private offering in March.
-- Initiated phase one of The California Air National Guard
    installation in April.
-- Opened four new offices in California to take advantage of the rapidly growing demand for solar power.
   -- In January, began operations in Orange County.
   -- In early April, began operations in Bakersfield, located in California's Central Valley. The market for solar power systems in the Central Valley has been experiencing an average 100 percent annual growth rate since 2003.
   -- In late April, began operations in Manteca, which is strategically located between the San Francisco Bay Area and California's Central Valley.
   -- In May, began operations in Santa Rosa, located in Sonoma
       County, which provides the company with a base of operations in the North Bay and surrounding areas.


    Outlook

    For 2007, management is increasing its guidance for revenue growth to approximately 135 percent over 2006 revenue of $13.4 million. The company previously predicted revenue growth of 125 percent over 2006 revenue.

    Conference Call Information

    Akeena Solar will host an earnings conference call at 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) today to discuss its first quarter 2007 earnings results. Management will discuss strategy, review quarterly activity, provide industry commentary, and answer questions.

    The call is being webcast and can be accessed from the "Investor Relations" section of the company's website at www.akeena.net. If you do not have Internet access, please dial 800-261-3417 in the U.S. International callers should dial 617-614-3673. The pass code is 37624450. If you are unable to participate in the call at this time, the webcast will be archived on the company's website. In addition, a telephonic replay will be available for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 888-286-8010. International callers should dial 617-801-6888. The passcode is 98867983.

    About Akeena Solar, Inc.

    Founded in 2001, Akeena Solar's philosophy is simple: We believe producing clean electricity directly from the sun is the right thing to do for our environment and economy. Akeena Solar has grown to become one of the largest national integrators of residential and small commercial solar power systems in the United States, serving customers directly in California, New Jersey, New York, Connecticut and Pennsylvania. For more information, visit Akeena Solar's website at www.akeena.net

    Safe Harbor

    Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, profitability, and marketability of such products, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products or pricing, technological changes, the ability to identify and successfully acquire, integrate and manage client accounts and locations and deliver our services to customers of businesses and accounts acquired from third parties, the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.



                          AKEENA SOLAR, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                                         Three Months Ended March 31,
                                         -----------------------------
                                             2007           2006
                                         -------------- --------------

Net sales                                $   6,292,430  $   2,490,173
Cost of sales                                4,792,864      1,921,797
                                         -------------- --------------

    Gross profit                             1,499,566        568,376
                                         -------------- --------------

Operating expenses
Sales and marketing                            768,131        151,500
General and administrative                   1,637,861        384,215
                                         -------------- --------------

    Total operating expenses                 2,405,992        535,715
                                         -------------- --------------

    (Loss) income from operations             (906,426)        32,661
                                         -------------- --------------

Other income (expense)
Interest income (expense), net                 (26,978)       (13,031)
                                         -------------- --------------

    Total other income (expense)               (26,978)       (13,031)
                                         -------------- --------------

    (Loss) income before provision for
     taxes                                    (933,404)        19,630
Provision for income taxes                          --             --
                                         -------------- --------------
Net (loss) income                        $    (933,404) $      19,630
                                         ============== ==============


(Loss) earnings per common and common
 equivalent share:
    Basic                                $       (0.06) $        0.00

                                         ============== ==============
    Diluted                              $       (0.06) $        0.00
                                         ============== ==============

Weighted average shares used in computing
 (loss) earnings per common and common
 equivalent share:
    Basic                                   16,463,663      9,000,000

                                         ============== ==============
    Diluted                                 16,463,663      9,000,000
                                         ============== ==============




                          AKEENA SOLAR, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (Unaudited)

                                                       March 31, 2007
                                                      ----------------
Assets
Current assets
    Cash and cash equivalents                         $       376,429
    Accounts receivable, net                                5,212,807
    Inventory                                               3,914,403
    Prepaid expenses and other current assets, net          1,093,925
                                                      ----------------
        Total current assets                               10,597,564
Property and equipment, net                                   273,623
Due from related party                                         21,825
Customer list, net                                            184,791
Other assets                                                   76,459
                                                      ----------------
        Total assets                                  $    11,154,262
                                                      ================


Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable                                  $     2,532,945
    Customer rebate payable                                 1,286,818
    Accrued liabilities                                       693,040
    Accrued warranty                                          600,724
    Deferred revenue                                        1,274,065
    Credit facility                                           100,000
    Current portion of capital lease obligations               12,498
    Current portion of long-term debt                          27,567
                                                      ----------------
        Total current liabilities                           6,527,657

Capital lease obligations, less current portion                39,448
Long-term debt, less current portion                           79,688
                                                      ----------------
        Total liabilities                                   6,646,793
                                                      ----------------


Commitments, contingencies and subsequent events

Stockholders' equity:
    Preferred stock, $0.001 par value; 1,000,000
     shares authorized; none issued and outstanding at
     March 31, 2007                                                --
    Common stock $0.001 par value; 50,000,000 shares
     authorized; 18,015,196 shares issued and
     outstanding at March 31, 2007                             18,015
    Additional paid-in capital                              7,003,932
    Accumulated deficit                                    (2,514,478)
                                                      ----------------
        Total stockholders' equity                          4,507,469
                                                      ----------------
        Total liabilities and stockholders' equity    $    11,154,262
                                                      ================



    CONTACT: Akeena Solar, Inc.
             Barry Cinnamon, 888-253-3628
             President and CEO
             bcinnamon@akeena.net
             or
             Lippert / Heilshorn & Associates
             Mary Magnani, 415-433-3777 (Investor Relations) mmagnani@lhai.com